EXHIBIT 10.1

AMENDMENT TO BRANDING AGREEMENT

This amendment to branding agreement is dated December 16, 2020 between GOOD HEMP, INC., a Nevada corporation (“Company”), and SPIRE HOLDINGS, LLC, a North Carolina limited liability company (“Spire”).

Company and Spire are parties to a “Branding Agreement” dated February 28, 2020 (the “Agreement”), pursuant to which Spire agreed to promote Company’s Good Hemp brand of beverages via certain sponsorship, marketing, and advertising services rights related to NASCAR Cup Series race cars, an ECHL hockey team, and motorsports racing events owned and operated by Spire and its subsidiaries (the “Marketing Deliverables”) in consideration of shares of Company’s common stock.

As a result of the worldwide COVID-19 health crisis and circumstances beyond the reasonable control of the parties, including necessary action taken by the federal, state, and local governments, and by NASCAR, the ECHL, and race track facilities and promoters, Company was, during 2020, unable to fully execute on the Marketing Deliverables as originally contemplated.

Therefore, the parties desire to enter into this amendment to update and extend the terms of the Marketing Deliverables.

Therefore, the parties now agree:

1. Modified Scheduling of Marketing Deliverables. Notwithstanding, and in addition to the rights, assets, and deliverables, that were provided to Company by Spire in 2020 despite the COVID- 19 health crisis:

a.

The Primary Sponsorship Assets described in Exhibit A to the Agreement, as originally planned in connection with the Sponsorship Races and Dates detailed in Exhibit B to the Agreement, shall be provided to Company by Spire on a modified and updated schedule mutually agreed upon by the parties during the 2021 through 2022 NASCAR Cup Series racing seasons.

b.

The Track Enterprise Assets described in Exhibit D to the Agreement, as originally planned in connection with the Track Enterprises Events detailed in Exhibit C of the Agreement, shall be provided to Company by Spire on a modified and updated schedule mutually agreed upon by the parties during the 2021 through 2022 calendar years.

c.

The Rapid City Rush Assets described in Exhibit E of the Agreement, originally scheduled for the 12 months following the execution of the Agreement, shall be provided to Company by Spire on a modified and updated schedule during the 2021 calendar year.

2. Force Majeure. If Spire is substantially impaired or prevented from performing one or more of its obligations under this agreement (other than an obligation to pay money) by reason of any law, government order, widespread disease, pandemic or epidemic, natural disaster, act of God, labor controversy, war, or any event that was not caused by such party and is beyond such party’s reasonable control (an “Force Majeure Event”), then that party’s performance of the applicable obligations (but only the extent actually affected) will be excused/suspended on the condition that:

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(a) Spire used reasonable efforts to perform those obligations; (b) Spire’s inability to perform those obligations is not due to its failure to take reasonable measures to protect itself against the event or circumstance giving rise to the Force Majeure Event; (c) Spire reasonably notifies Company of the occurrence of the Force Majeure Event, its effect on performance, and how long Spire expects the Force Majeure Event to last; (d) Spire thereafter reasonably updates Company as necessary to keep the other party reasonably informed; and (e) Spire uses reasonable efforts to limit the damage or harm to the other party as a result of the Force Majeure Event and resume its performance when feasible. To the extent that any particular right, benefit, or deliverable, or an aspect thereof, has not been executed and provided by Spire in a manner as specifically contemplated by this agreement, the parties agree to cooperate and coordinate to meet and confer in good faith to resolve and correct the situation, and Spire shall, when and if reasonably necessary, make comparable substitute rights, benefits, or deliverables available to Sponsor on mutually agreeable terms.

3. The remainder of the Agreement, including each of the party’s respective rights and obligations, shall remain unchanged.

The parties are signing this amendment on the date stated in the introductory clause.

“Company” GOOD HEMP, INC.		“Spire” SPIRE HOLDINGS, LLC

By:	/s/ William Alessi	By:	/s/ Thaddeus J. Puchyr
Name:	William Alessi	Name:	Thaddeus J. Puchyr
Title:	CEO	Title:	Managing Member
Dated:	2-10-2021	Dated:	2/10/2021

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